Exhibit 99.1
Contact:
David Baggs, Investor Relations
904-359-4812

Lauren Rueger, Corporate Communications
877-835-5279

CSX Delivers Record Third Quarter Results
on Improving Business Levels

Year-Over-Year Highlights:

•	Volume up 10 percent in an improving marketplace
•	Operating income increases 39 percent to $825 million
•	Operating ratio improves 490 basis points to 69.1 percent
•	Earnings Per Share up 48 percent to $1.08

Jacksonville, Fla. – October 12, 2010 – CSX Corporation (NYSE: CSX) today announced third quarter earnings of $414 million, or $1.08 per share, versus $290 million, or $0.73 per share, in the same period last year. This represents a 48 percent year-over-year improvement in earnings per share and a third quarter record for the company.

Third quarter revenue increased 16 percent from the prior year to nearly $2.7 billion on a 10 percent overall increase in volume. Revenue growth and continued operating leverage drove a 39 percent increase in operating income to $825 million, and a 490 basis point improvement in the operating ratio to 69.1 percent.

“As the economy continued to improve, CSX saw volume growth in nearly all markets while delivering another strong performance in safety, service and productivity,” said Michael J. Ward, chairman, president and chief executive officer.  “These positive financial results are enabling the company to increase investments that create competitive advantages for customers, grow the business, create jobs and deliver shareholder value.”

Accordingly, the company today announced plans to raise its 2010 capital investment to approximately $1.8 billion, up from the previously announced $1.7 billion.  In addition, and consistent with its balanced approach to capital deployment, CSX said it expects to repurchase an additional $646 million in shares by the end of the first quarter of 2011, representing the remainder of its existing $3 billion share repurchase program.  These actions build on the company’s September 29 announcement to increase its dividend for the eighth time in five years.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

This earnings announcement, as well as a package of detailed financial information, is contained in the CSX Quarterly Financial Report available on the company’s website at http://investors.csx.com and on Form 8-K with the Securities and Exchange Commission (“SEC”).

CSX executives will conduct a quarterly earnings conference call with the investment community on October 13, 2010 at 8:30 a.m. Eastern Time.  Investors, media and the public may listen to the conference call by dialing 1-888-327-6279 (888-EARN-CSX) and asking for the CSX earnings call. (Callers outside the U.S., dial 1-773-756-0199). Participants should dial in 10 minutes prior to the call.  In conjunction with the call, a live webcast will be accessible and presentation materials will be posted on the company's website at http://investors.csx.com.  Following the earnings call, an internet replay of the presentation will be archived on the company website.

Forward-looking Statements

This information and other statements by the company may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, volumes, rates, cost-savings, expenses, liquidity, capital expenditures, share repurchases or other financial items; statements of management’s plans, strategies and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” “estimate,” “preliminary” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others; (i) the company’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting the company; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting full year 2010 economic and business conditions.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.